UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BIOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2020, Biocept, Inc. (the “Company”) entered into a lease agreement (the “Lease”), with 9955 Mesa Rim A DE LLC (“Landlord”), for the lease of approximately 39,600 square feet of office and laboratory space located at 9955 Mesa Rim Road, San Diego, California 92121 (the “Premises”). The commencement date of the Lease (the “Commencement Date”) will occur no later than December 1, 2020. The Company plans to use the Premises as a clinical reference laboratory and its corporate headquarters, including manufacturing and research laboratories. The term of the Lease (the “Initial Term”) is for 127 months after the Commencement Date. The Company has the option to renew the Lease for two additional periods of five years each (each additional period, a “Renewal Period”). The initial monthly base rent during the Initial Term will be approximately $111,000, with annual year-over-year increases of approximately 3%, and subject to a seven-month rent abatement period (resulting in approximately $777,000 of rent abatement) during months two through eight of the Initial Term. In addition, the Landlord has agreed to provide the Company with a tenant improvement allowance of approximately $1.6 million for costs relating to the initial design and construction of improvements at the Premises. For the Renewal Periods, if any, the rent due shall be the fair market value of the Premises at the time of the commencement of the Renewal Period multiplied by the rentable square footage of the Premises. The Company will also be responsible for the payment of additional rent to cover the annual operating expenses of the building and the annual tax expenses of the building. In the event of a default of certain of the Company’s obligations under the Lease, Landlord would have the right to terminate the Lease and recover damages as provided by the Lease and by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biocept, Inc.

Date: June 5, 2020	By:	/s/ Michael W. Nall
Michael W. Nall
Chief Executive Officer